SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Luminent Mortgage Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	06-0694835
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

909 Montgomery Street, San Francisco, California	94133
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-107984

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of the Registrant’s Securities to be Registered.

Incorporated by reference herein is the section entitled “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-11 filed with the Securities and Exchange Commission on August 14, 2003 (file no. 333-107984), as amended (the “Registration Statement”), including any form of the prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Registrant’s common stock, par value $0.001 per share, under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.

Item 2.	Exhibits.

Not applicable.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LUMINENT MORTGAGE CAPITAL, INC. (Registrant)

Date: October 13, 2003	By:	/s/ Christopher J. Zyda

Christopher J. Zyda Senior Vice President and Chief Financial Officer

S-1